Exhibit 5.1

3580 Carmel Mountain Road
Suite 300
San Diego, CA 92130
858 314 1500
mintz.com

August 18, 2020
Inhibrx, Inc.
11025 N Torrey Pines Rd #200
La Jolla, CA 92037
Ladies and Gentlemen:
We have acted as counsel to Inhibrx, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of (i) a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), filed with the Commission on July 27, 2020 (File No. 333-240135) (as amended, the “Initial Registration Statement”), and (ii) a registration statement on Form S-1 filed pursuant to Rule 462(b) under the Act (the “462(b) Registration Statement”), pursuant to which the Company is registering the offering for sale under the Act of up to an aggregate of 1,150,000 additional shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share, including 150,000 additional Shares subject to the underwriters' option to purchase additional shares.
The Shares are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and among the Company and Jefferies LLC, Evercore Group L.L.C. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters to be named therein. The form of the Underwriting Agreement has been filed as Exhibit 1.1 to the Initial Registration Statement. This opinion is being rendered in connection with the filing of the 462(b) Registration Statement with the Commission.
In connection with this opinion, we have examined the Company’s Amended and Restated Certificate of Incorporation, as amended, and Bylaws, each as currently in effect, and the form of the Underwriting Agreement; the Initial Registration Statement and the exhibits thereto; the 462(b) Registration Statement and the exhibits thereto; and such other records of the corporate proceedings of the Company and such other documents as we have deemed relevant.
In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.
Our opinion is limited to the General Corporation Law of the State of Delaware and the United States federal laws, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.
Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.
We understand that you wish to file this opinion with the Commission as an exhibit to the 462(b) Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the prospectus which is incorporated by reference in the 462(b) Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit

BOSTON       LONDON       LOS ANGELES       NEW YORK       SAN DIEGO       SAN FRANCISCO      WASHINGTON
MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

MINTZ
August 18, 2020

that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.